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                                                                    Exhibit 23.1

(Letterhead of Zirkle Long & Trigueiro LLC)

CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 2003 of our report on the consolidated financial statements of Pacific Continental Corporation, included in the Annual Report to Shareholders of Pacific Continental Corporation for the year ended December 31, 2003.

By /s/  ZIRKLE, LONG & TRIGUEIRO LLC